Exhibit (d)(2)(BB)(ii)

FORM OF
FIRST AMENDMENT TO

AMERICAN BEACON FUNDS

INVESTMENT ADVISORY AGREEMENT

This Amendment to the American Beacon Funds Investment Advisory Agreement (“Amendment”) is effective as of _____, __ 2015 by and among American Beacon Funds, a Massachusetts Business Trust (the "Trust"), American Beacon Advisors, Inc., a Delaware corporation (the "Manager"), and Bridgeway Capital Management, Inc., a Texas corporation (the "Adviser");

WHEREAS, Manager and Adviser entered into an Investment Advisory Agreement dated as of April 30, 2015 (the “Agreement”); and

WHEREAS, the parties desire to amend certain provisions of the Agreement, as more particularly set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.	Amendment to Agreement.

A.	Schedule A -

Schedule A shall be replaced by the attached Schedule A.

3.	Miscellaneous.

(a) Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

(b) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Bridgeway Capital Management, Inc.		American Beacon Advisors, Inc.

By:		By:
Name:	John Montgomery		Jeffrey K. Ringdahl
Title:	President		Chief Operating Officer

American Beacon Funds

By:
Name:	Gene L. Needles, Jr.
Title:	President

Schedule A

To the

American Beacon Funds

Investment Advisory Agreement

Among

American Beacon Funds

American Beacon Advisors, Inc.

and

Bridgeway Capital Management, Inc.

1.	American Beacon Bridgeway Large Cap Value Fund (“Value Fund”)

American Beacon Funds (the “Trust”) shall pay compensation to Bridgeway Capital Management, Inc. (the “Adviser”) pursuant to Section 4 of the Investment Advisory Agreement, as amended, among the Trust, American Beacon Advisors, Inc. (the “Manager”) and the Adviser for rendering investment management services with respect to the American Beacon Bridgeway Large Cap Value Fund (“Value Fund”) in accordance with the following annual percentage rates for all Value Fund assets under Adviser’s management:

First $XXX million	X.XX of X%
Next $XXX million	X.XX of X%
Over $XXX million	X.XX of X%

In calculating the amount of assets under management solely for the purpose of determining the applicable percentage rate, there shall be included all other assets with the same investment strategy1, managed by the Advisor on behalf of the Manager or the Trust.

If the management of the accounts commences or terminates at any time other than the beginning or end of a calendar month, the fee shall be prorated based on the portion of such calendar quarter during which the Agreement was in force.

2.	American Beacon Bridgeway Large Cap Growth Fund (“Growth Fund”)

American Beacon Funds (the “Trust”) shall pay compensation to Bridgeway Capital Management, Inc. (the “Adviser”) pursuant to Section 4 of the Investment Advisory Agreement, as amended, among the Trust, American Beacon Advisors, Inc. (the “Manager”) and the Adviser for rendering investment management services with respect to the American Beacon Bridgeway Large Cap Growth Fund (“Growth Fund”) in accordance with the following annual percentage rates for all Growth Fund assets under Adviser’s management:

First $XXX million	X.XX of X%
Next $XXX million	X.XX of X%
Over $XXX million	X.XX of X%

In calculating the amount of assets under management solely for the purpose of determining the applicable percentage rate, there shall be included all other assets with the same investment strategy2, managed by the Advisor on behalf of the Manager or the Trust.

If the management of the accounts commences or terminates at any time other than the beginning or end of a calendar month, the fee shall be prorated based on the portion of such calendar quarter during which the Agreement was in force.

Dated: as of __________ ___, 2015

Bridgeway Capital Management, Inc.		American Beacon Advisors, Inc.

By:		By:
Name:	John Montgomery		Jeffrey K. Ringdahl
Title:	President		Chief Operating Officer

American Beacon Funds

By:
Name:	Gene L. Needles, Jr.
Title:	President

1 This shall only include those assets that would reasonably be expected to be placed in the same Morningstar investment category as the Value Fund

2 This shall only include those assets that would reasonably be expected to be placed in the same Morningstar investment category as the Growth Fund

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